UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 14, 2022

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2022, Ardevan Yaghoubi resigned from the Board of Directors (the “Board”) of INDUS Realty Trust, Inc. (the “Company”), effective January 15, 2022 (the “Effective Date”). Mr. Yaghoubi was designated to serve on our Board in conjunction with CM Change Industrial LP’s investment in the Company pursuant to a Securities Purchase Agreement, dated August 24, 2020 (the “SPA”). CM Change Industrial LP is an entity affiliated with Conversant Capital LLC, where Mr. Yaghoubi serves as a Principal. Mr. Yaghoubi is leaving Conversant Capital LLC, effective on the Effective Date.

Pursuant to the terms of the SPA, on January 14, 2022, the Board elected Michael Simonovsky to the Board as the new designee of CM Change Industrial LP, effective on the Effective Date. Mr. Simonovsky is the Founder and Managing Partner of Conversant Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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INDUS REALTY TRUST, INC.

	By:	/s/ Jon W. Clark
Jon W. Clark
Executive Vice President and Chief Financial Officer

Date: January 18, 2022